SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2013

NETFLIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35727	77-0467272
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Winchester Circle Los Gatos, CA 95032
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (408) 540-3700

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On January 29, 2013, Netflix, Inc. (the “Company” or “Netflix”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative (the “Representative”) of the several initial purchasers listed in Schedule 1 thereto (the “Initial Purchasers”), relating to the sale by the Company of $500,000,000 aggregate principal amount of its 5.375% Senior Notes due 2021 (the “Notes”), in a private placement to “qualified institutional buyers” in the United States, defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act (the “Notes Offering”). The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. The Notes Offering closed on February 1, 2013, in accordance with the terms of the Purchase Agreement. The description of the Purchase Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

The Company intends to use approximately $225 million of the net proceeds of the Notes Offering to redeem its outstanding 8.50% Senior Notes due 2017 (the “2017 Notes”), including the payment of accrued and unpaid interest on the 2017 Notes to, but excluding, the date of redemption and the applicable premium and expenses associated with the redemption. On February 1, 2013, the Company called the 2017 Notes for redemption on a redemption date of March 4, 2013. On February 1, 2013, the Company deposited the redemption price with the trustee for the 2017 Notes and effected a satisfaction and discharge of the 2017 Notes in accordance with the terms of the indenture governing such notes. The Company intends to use the remaining proceeds for general corporate purposes, including capital expenditures, investments, working capital and potential acquisitions and strategic transactions.

Indenture

The Notes were issued pursuant to an indenture, dated as of February 1, 2013 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee.

The Notes mature on February 1, 2021, and bear interest at a rate of 5.375% per annum, payable semi-annually on February 1 and August 1 of each year, commencing on August 1, 2013.

At any time prior to maturity, Netflix may redeem any of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an applicable premium and accrued and unpaid interest, if any, to the applicable redemption date.

If Netflix experiences specified change of control triggering events, Netflix must offer to repurchase the Notes at a repurchase price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the applicable repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of Netflix and its subsidiaries to:

•	create certain liens and enter into sale and lease-back transactions;

•	create, assume, incur or guarantee additional indebtedness of Netflix’s subsidiaries without such subsidiary guaranteeing the Notes on a pari passu basis; and

•	consolidate or merge with, or convey, transfer or lease all or substantially all of Netflix and its subsidiaries assets, to another person.

These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, cross defaults to specified other debt of Netflix and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the applicable trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed as Exhibit 4.1 and incorporated herein by reference.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company also entered into a registration rights agreement, dated February 1, 2013, with the Representative (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, if any Notes are not freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act within 366 days after their original issuance, Netflix is required to use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offer to exchange the Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate).

The description of the Registration Rights Agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of February 1, 2013, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

10.1	Purchase Agreement, dated as of January 29, 2013, between the Company and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers listed in Schedule 1 thereto.

10.2	Registration Rights Agreement, dated as of February 1, 2013, by and between the Company and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers listed in Schedule 1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETFLIX, INC.

/s/ David Hyman
By: David Hyman
Title: General Counsel

Dated: February 1, 2013

Index to Exhibits

Exhibit	Description

4.1	Indenture, dated as of February 1, 2013, by and between the Company and Wells Fargo Bank, National Association, as Trustee.

10.1	Purchase Agreement, dated as of January 29, 2013, between the Company and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers listed in Schedule 1 thereto.

10.2	Registration Rights Agreement, dated as of February 1, 2013, by and between the Company and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers listed in Schedule 1 thereto.